As filed with the Securities and Exchange Commission on July 24, 2020
Registration No. 333-239761

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORWEGIAN CRUISE LINE HOLDINGS LTD.
(Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	98-0691007 (I.R.S. Employer Identification Number)
7665 Corporate Center Drive
Miami, Florida 33126
(305) 436-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel S. Farkas
Executive Vice President, General Counsel and Assistant Secretary
Norwegian Cruise Line Holdings Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
(305) 436-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4750
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 24, 2020
PROSPECTUS
NORWEGIAN CRUISE LINE HOLDINGS LTD.
46,577,947 ORDINARY SHARES

This prospectus relates to the resale of up to 46,577,947 of our ordinary shares, par value $0.001 per share (“ordinary shares”), by the selling shareholder named in this prospectus, consisting of up to 36,363,600 ordinary shares issuable upon exchange for the $400 million aggregate principal amount of 2026 Exchangeable Notes (as defined below) issued on May 28, 2020 and up to 10,214,347 ordinary shares issuable upon exchange for the 2026 Exchangeable Notes that may be issued as payments of PIK Interest (as defined herein).
On May 28, 2020, NCL Corporation Ltd., a subsidiary of the Company (“NCLC”), issued $400 million aggregate principal amount of its Exchangeable Senior Notes due 2026 (the “2026 Exchangeable Notes”) to the selling shareholder in a private offering. The 2026 Exchangeable Notes are exchangeable at the selling shareholder’s option for NCLC’s redeemable preference shares. Upon exchange, such preference shares are immediately and automatically exchanged into our ordinary shares. We are registering the offer and sale of the ordinary shares to satisfy registration rights we have granted to the selling shareholder.
The selling shareholder may offer and sell or otherwise dispose of the ordinary shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of ordinary shares. See “Plan of Distribution” for more information about how the selling shareholder may sell or dispose of the ordinary shares.
We are not offering any ordinary shares under this prospectus and will not receive any proceeds from the sale of ordinary shares covered by this prospectus. We will pay the expenses of registering the ordinary shares to be sold in this offering under the Securities Act of 1933, as amended (the “Securities Act”).
Our ordinary shares are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “NCLH.” The last reported sale price of our ordinary shares on July 23, 2020 was $14.41 per share.
Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Companies Act 1981 of Bermuda (the “Companies Act”), which regulates the sale of securities in Bermuda. Further, the Bermuda Monetary Authority (the “BMA”) must approve all issues and transfers of shares of a Bermuda exempted company under the Exchange Control Act of 1972 and regulations thereunder (together, the “ECA”). The BMA has given a general permission which will permit the issue of the ordinary shares and the free transferability of such shares under the ECA so long as voting securities of the Company are admitted to trading on the NYSE or any other appointed stock exchange.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus, as well as those contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2020

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or the context otherwise requires, references in this prospectus to (i) the “Company,” “we,” “our,” “us” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd., (ii) “Norwegian Cruise Line” refers to the Norwegian Cruise Line brand and its predecessors, (iii) “Oceania Cruises” refers to the Oceania Cruises brand and (iv) “Regent Seven Seas Cruises” refers to the Regent Seven Seas Cruises brand.
This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf process, the selling shareholder may offer and sell, from time to time, our ordinary shares. Each time the selling shareholder sells ordinary shares under the shelf registration statement of which this prospectus forms a part, the selling shareholder will be required to provide a prospectus supplement containing specific information about the terms on which the ordinary shares are being offered and sold. Any such prospectus supplement may also add, update or change information contained in this prospectus.
We are responsible for the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. Neither we nor the selling shareholder has authorized anyone to provide you with information or to make any representations about our ordinary shares or any offers by the selling shareholder other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by either of us.
Neither we nor the selling shareholder is making any offer to sell, or any offers to buy, our ordinary shares in jurisdictions where offers and sales are not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.
If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, including any information incorporated by reference, is accurate as of any date other than the date of the applicable document. Our business, financial conditions, results of operations and prospects may have changed since that date.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF OUR ORDINARY SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We make available free of charge through our website at http://www.nclhltdinvestor.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.
We have filed with the SEC a registration statement on Form S-3 with respect to the ordinary shares offered hereby. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the:
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Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, as updated by our Current Report on Form 8-K, filed on May 5, 2020, and as further updated by our Current Report on Form 8-K, filed on July 8, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K) (our “2019 Annual Report”);

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 15, 2020 (our “Quarterly Report”);

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Information incorporated by reference in our 2019 Annual Report from our definitive proxy statement on Schedule 14A, filed on April 28, 2020;

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Current Reports on Form 8-K, filed on March 9, 2020, March 16, 2020, April 24, 2020, May 4, 2020, May 5, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 15, 2020, May 28, 2020, June 3, 2020, June 10, 2020, June 19, 2020, July 8, 2020, July 14, 2020, July 16, 2020 and July 21, 2020 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

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“Description of Securities of Norwegian Cruise Line Holdings Ltd.” set forth on Exhibit 4.3 to our 2019 Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the ordinary shares offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can also obtain from us without charge copies of any document incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) by requesting such materials in writing or by telephone from us at:
Norwegian Cruise Line Holdings Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
Attention: Investor Relations
(305) 436-4000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the novel coronavirus (“COVID-19”) pandemic, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the impact of:
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the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;

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our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow;

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coordination and cooperation with the U.S. Centers for Disease Control and Prevention (“CDC”), the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;

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the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise;

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our success in reducing operating expenses and capital expenditures and the impact of any such reductions;

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our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;

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trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;

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the unavailability of ports of call;

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future increases in the price of, or major changes or reduction in, commercial airline services;

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our ability to work with lenders and others or otherwise pursue options to defer or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

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adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;

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adverse incidents involving cruise ships;

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adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;

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our potential future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;

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any further impairment of our trademarks, trade names or goodwill;

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breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

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changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

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mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

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the risks and increased costs associated with operating internationally;

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fluctuations in foreign currency exchange rates;

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overcapacity in key markets or globally;

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our expansion into and investments in new markets;

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our inability to obtain adequate insurance coverage;

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our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

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pending or threatened litigation, investigations and enforcement actions;

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volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

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our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

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our reliance on third parties to provide hotel management services for certain ships and certain other services;

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our inability to keep pace with developments in technology;

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changes involving the tax and environmental regulatory regimes in which we operate; and

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other factors set forth under “Risk Factors,” including those described under the section entitled “Risk Factors” in our 2019 Annual Report and our Quarterly Report, which are incorporated by reference in this prospectus.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.
The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future.
These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

THE COMPANY
We are a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.
Our brands offer itineraries to worldwide destinations including Europe, Asia, Australia, New Zealand, South America, Africa, Canada, Bermuda, Caribbean, Alaska and Hawaii. Our U.S.-flagged ship, Pride of America, provides the industry’s only entirely inter-island itinerary in Hawaii.
All of our brands offer an assortment of features, amenities and activities, including a variety of accommodations, multiple dining venues, bars and lounges, spa, casino and retail shopping areas and numerous entertainment choices. All brands also offer a selection of shore excursions at each port of call as well as hotel packages for stays before or after a voyage.
Corporate Information
We are a Bermuda exempted company, with predecessors dating from 1966. Our registered offices are located at Walkers Corporate (Bermuda) Limited, Park Place, 3rd Floor, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our principal executive offices are located at 7665 Corporate Center Drive, Miami, Florida 33126. Our telephone number is (305) 436-4000. Our website is located at http://www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus or any other report or document filed with or furnished to the SEC. Daniel S. Farkas, the Company’s Executive Vice President, General Counsel and Assistant Secretary, is our agent for service of process at our principal executive offices.

RISK FACTORS
You should carefully consider each of the risk factors described in our 2019 Annual Report and our Quarterly Report, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein and as may be amended, supplemented or superseded from time to time by our filings with the SEC, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS
The selling shareholder may make offers and sales pursuant to this prospectus and any applicable prospectus supplement and will receive all proceeds from such offers and sales. We will not receive any proceeds from the sale or other disposition by the selling shareholder of the ordinary shares covered hereby.

DESCRIPTION OF SHARE CAPITAL
We were incorporated on February 21, 2011 as a Bermuda exempted company incorporated under the Companies Act. We are registered with the Registrar of Companies in Bermuda under registration number 45125. Our registered office is located at Walkers Corporate (Bermuda) Limited, Park Place, 3rd Floor, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. The rights of our shareholders are governed by Bermuda law, our memorandum of association and our amended and restated bye-laws (our “bye-laws”). The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and their shareholders.
The following descriptions are qualified in their entirety by reference to our memorandum of association and bye-laws. The following summary is a description of the material terms of our share capital. The following summary also highlights material differences between Bermuda and Delaware corporate laws.
Share Capital
Our authorized share capital is $500,000 divided into 490,000,000 ordinary shares of par value $0.001 per share and 10,000,000 preference shares of par value $0.001 per share.
Pursuant to our bye-laws, subject to the requirements of the NYSE and to any resolution of the shareholders to the contrary, our board of directors (our “Board of Directors”) is authorized to issue any of our authorized but unissued ordinary shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Ordinary Shares
All of our issued and outstanding ordinary shares are fully paid.
In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and subject to any preferential rights to payments owing to preference shareholders.
If we issue any preference shares, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of our preference shares. See “— Preference Shares” below.
Voting
Holders of ordinary shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it is in accordance with the Companies Act and until it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding a majority of the then-outstanding shares of NCLH (or, where required, of a separate class or classes of shareholders).
Our bye-laws provide that no alteration to our memorandum of association shall be made, unless it is in accordance with the Companies Act and until it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding a majority of the then-outstanding shares of NCLH (or, where required, of a separate class or classes of shareholders). Holders of ordinary shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors.
Any individual who is a shareholder of NCLH and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as our Board of Directors may determine.

The Companies Act also provides that shareholders may take action by written resolution. Subject to the following, anything (except for the removal of an auditor before the expiration of the term of his or her office or director before the expiration of the term of his or her office) which may be done by resolution of NCLH in general meeting or by resolution of a meeting of any class of the shareholders may, without a meeting, be done by resolution in writing signed by, or in the case of a shareholder that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, such number of shareholders who, at the date that the notice of resolution is given, represent not less than the minimum number of votes as would be required if the resolution was voted on at a meeting of shareholders at which all shareholders entitled to attend and vote were present and voting.
Dividends
Under our bye-laws, each ordinary share is entitled to dividends as and when dividends are declared by our Board of Directors, subject to any preferential dividend right of the holders of any preference shares. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, restrictions imposed by applicable law and our financing agreements and other factors that our Board of Directors deems relevant. Our debt agreements also impose restrictions on the ability of our subsidiaries to pay distributions to us and our ability to pay dividends to our shareholders.
We are a holding company and have no direct operations. As a result, we will depend upon distributions from our subsidiaries to pay any dividends.
Additionally, we are subject to Bermuda legal constraints that may affect our ability to pay dividends on our ordinary shares and make other payments. Under the Companies Act, we may declare or pay a dividend only if we have reasonable grounds for believing that we are, or would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than our liabilities.
Transfer Restrictions
Under Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”), and the related regulations, a foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source international shipping income if, among other requirements, one or more classes of its stock representing, in the aggregate, more than 50% of the combined voting power and value of all classes of its stock are “primarily and regularly traded on one or more established securities markets” in a qualified foreign country or in the United States (and certain exceptions do not apply), to which we refer as the “Publicly Traded Test.”
The regulations under Section 883 of the Code provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the outstanding shares of such class of stock are owned on more than half the days during the taxable year by persons who each own 5% or more of the outstanding shares of such class of stock, to which we refer as the “Five Percent Override Rule.” The Five Percent Override Rule will not apply if NCLH can substantiate that the number of NCLH’s ordinary shares owned for more than half of the number of days in the taxable year (1) directly or indirectly applying attribution rules, by its qualified shareholders, and (2) by its non-5% shareholders, is greater than 50% of its outstanding ordinary shares.
As of the date of this prospectus, NCLH’s direct non-5% shareholders own more than 50% of its ordinary shares. Based on the foregoing, as of the date of this prospectus, we believe that NCLH’s ordinary shares will be considered to be “regularly traded on an established securities market.”
Because we are relying on the substantial ownership by non-5% shareholders in order to satisfy the regularly traded test, there is the potential that if another shareholder becomes a 5% shareholder our qualification under the Publicly Traded Test could be jeopardized. If we were to fail to satisfy the Publicly Traded Test, we likely would become subject to U.S. income tax on income associated with our cruise operations in the United States. Therefore, as a precautionary matter, we have provided protections in our bye-laws to reduce the risk of the Five Percent Override Rule applying. In this regard, our bye-laws provide that no one person or group of related persons, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board of Directors. In addition, any person or group of related persons that own 3% or more (or a lower percentage if required by the U.S. Treasury Regulations under the Code) of our ordinary shares will be required to meet certain notice requirements as provided for in our bye-laws. Our bye-laws generally restrict the transfer of any of our ordinary shares if such transfer would cause us to be subject to tax on our U.S. shipping income. In general, detailed attribution rules, that treat a shareholder as owning shares that are owned by another person, are applied in determining whether a person is a 5% shareholder. For purposes of the 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.
Our bye-laws provide that our Board of Directors may waive the 4.9% limit or transfer restrictions, in any specific instance. Our Board of Directors may also terminate the limit and transfer restrictions generally at any time for any reason. If a purported transfer or other event results in the ownership of ordinary shares by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such ordinary shares in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of ordinary shares in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.
Excess shares will not be treasury shares but rather will continue to be issued and outstanding ordinary shares. While outstanding, excess shares will be transferred to a trust. The trustee of such trust has been appointed by us and is independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations that is a qualified shareholder selected by the trustee. The trustee is entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be immediately due and payable to the trustee for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of:
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the amount per share of any distribution made upon such liquidation, dissolution or winding up, and

•
in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of our Board of Directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of:
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the price per share received by the trustee, and

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the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.
We have the right to purchase any excess shares held by the trust for a period of 90 days from the later of:
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the date the transfer or other event resulting in excess shares has occurred, and

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the date our Board of Directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of:
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the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our bye-laws could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their ordinary shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. Our Board of Directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions. While both the mandatory offer protection and 4.9% protection remain in place, no third party will be able to acquire control of NCLH.
Listing
Our ordinary shares are listed on the NYSE under the symbol “NCLH.”
Preference Shares
Pursuant to our bye-laws, our Board of Directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our Board of Directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of NCLH. We currently have authorized 10,000,000 preference shares of par value $0.001 per share. No preference shares have been issued or outstanding as of the date of this prospectus. We have no present plans to issue any preference shares.
Composition of Board of Directors; Election; Quorum
In accordance with our bye-laws, the number of directors comprising our Board of Directors will be as determined from time to time by resolution of our Board of Directors, provided, that there shall be at least seven but no more than eleven directors. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of our Board of Directors, our bye-laws will provide that a majority of the directors then in office will constitute a quorum for all purposes. Our Board of Directors is divided into three classes, each of whose members will serve for staggered three-year terms.
Transfer Agent and Registrar
The register of members is maintained at the registered office of NCLH in Bermuda in accordance with Bermuda law, and a branch register is maintained in the United States with American Stock Transfer & Trust Company, LLC, who serves as branch registrar and transfer agent.

Certain Corporate Anti-Takeover Protections
Certain provisions in our bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the ordinary shares held by shareholders.
Preference Shares
Our Board of Directors has the authority to issue series of preference shares with such voting rights and other powers as our Board of Directors may determine, as described above.
Classified Board
Our Board of Directors is classified into three classes. Each Director will serve a three-year term and will stand for re-election once every three years.
Removal of Directors, Vacancies
Our shareholders will be able to remove directors with or without cause at an annual or special general meeting by the affirmative vote of a majority of votes cast (and in the event of an equality of votes the resolution shall fail). Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors, except with respect to any vacancies filled by shareholders at a special general meeting at which a director is removed.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our bye-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual general meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual general meeting. Our bye-laws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual general meeting of shareholders or make nominations for directors at an annual general meeting of shareholders.
Bermuda Law
We are an exempted company incorporated under the laws of Bermuda. The rights of our shareholders are governed by Bermuda law, our memorandum of association and our bye-laws. The laws of Bermuda differ in some material respects from laws generally applicable to U.S. corporations and their shareholders. The following is a summary of material provisions of Bermuda law and our organizational documents not discussed above.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of at least two-thirds of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to ordinary shares will not be deemed to vary the rights attached to ordinary shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Rights in Liquidation
Under Bermuda law, in the event of a liquidation or winding-up of a company, after satisfaction in full of all claims and amounts due to creditors and subject to the preferential rights accorded to any series of preference shares and subject to any specific provisions of our bye-laws, the proceeds of the liquidation or winding-up are distributed pro rata among the holders of ordinary shares.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year unless the shareholders specifically resolve to dispense with the holding of annual general meetings. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws require that unless otherwise provided, shareholders be given not less than ten nor more than sixty days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our Board of Directors may convene an annual general meeting or a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting.
Our bye-laws provide that the presence in person or by proxy of two or more shareholders entitled to attend and vote and holding shares representing more than 50% of the combined voting power constitutes a quorum at any general meeting of shareholders.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s certificate of incorporation, its memorandum of association, including its objects and powers, certain alterations to the memorandum of association and its register of directors and officers. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented at the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. We maintain a register of members at the registered office of NCLH in Hamilton, Bermuda and a branch register in the United States with American Stock Transfer & Trust Company, LLC, who serves as branch registrar and transfer agent. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Board Actions
Our bye-laws provide that its business is to be managed and conducted by our Board of Directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of a director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act also imposes a duty on directors and officers of a Bermuda company to: (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Our bye-laws provide that to the fullest extent permitted by the Companies Act, a director shall not be liable to NCLH or its shareholders for breach of fiduciary duty as a director. Our bye-laws also provide for indemnification of directors as described in “— Indemnification of Directors and Officers.”
There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.
The remuneration of our directors is determined by our Board of Directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.
Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting. A director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.
Transfer of Shares
Our Board of Directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share if it is not fully paid. Our Board of Directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our Board of Directors shall reasonably require. Subject to these restrictions, and the 4.9% limit and related transfer restrictions described in “— Ordinary Shares — Transfer Restrictions,” a holder of ordinary shares may transfer the title to all or any of its ordinary shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other ordinary form as our Board of Directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our Board of Directors may accept the instrument signed only by the transferor. In this case, where the ordinary shares are listed, transfer of shares will be effected through the duly appointed transfer agent and the registrar of NCLH.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
We have adopted provisions in our bye-laws that, subject to certain exemptions and conditions, require us to indemnify to the full extent permitted by the Companies Act in the event each person who is involved in legal proceedings by reason of the fact that person is or was a director, officer or resident representative of NCLH, or is or was serving at the request of NCLH as a director, officer, resident representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) incurred and suffered by the person in connection therewith. We are also required under our bye-laws to advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, provided if the Companies Act requires, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the bye-laws specifically provide that the indemnification rights granted thereunder are non-exclusive.

In addition, we have entered into separate contractual indemnification arrangements with our directors. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above. Section 98A of the Companies Act and our bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Amendment of Memorandum of Association and Bye-Laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Bermuda law requires that the bye-laws may be rescinded, altered or amended only if approved by a resolution of our shareholders and directors. Our bye-laws provide for amendment of our memorandum of association and bye-laws as described above in “— Ordinary Shares — Voting.”
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations, Mergers and Appraisal Rights
A Bermuda exempted company may amalgamate or merge with another Bermuda exempted company or a company incorporated outside Bermuda in accordance with the provisions of the Companies Act.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for his, her or its shares in the Bermuda company may within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of his, her or its shares. Under Bermuda law, the amalgamation or merger of the Company with another company or corporation (other than certain affiliated companies) requires an amalgamation agreement or merger agreement to first be approved and then recommended by our Board of Directors and by resolution of our shareholders.
Shareholder Suits
Class actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence a derivative action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company, or amounts to a breach of fiduciary duty by one or more of the company’s directors, or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, shareholders of Bermuda companies have causes of action available to them in respect of acts that are alleged to constitute a fraud against the minority shareholders.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company.
Discontinuance
Under Bermuda law, an exempted company may be discontinued and be continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our Board of Directors may exercise all our power to discontinue to another jurisdiction without the need of any shareholder approval.
Takeovers/Compulsory Acquisition of Shares Held by Minority Holders
An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in the following ways:
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If the acquiring party is a company it may compulsorily acquire all the shares of the target company by acquiring, pursuant to a tender offer, 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require, by notice, any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of NCLH and of holders of ordinary shares, representing in the aggregate a majority in number and at least 75% in value of the ordinary shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Supreme Court of Bermuda. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of ordinary shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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Where one or more parties holds not less than 95% of the shares or a class of shares of a company such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Material Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda. We pay annual Bermuda government fees.
Delaware Law
The terms of share capital of corporations incorporated in the United States, including Delaware, differ from corporations incorporated in Bermuda. The following discussion highlights material differences of the rights of a shareholder of a Delaware corporation compared with the rights of our shareholders under Bermuda law, as outlined above.
Under Delaware law, a corporation may indemnify its director or officer (other than in action by or in the right of the companies) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer (i) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for shareholder action, and the affirmative vote of a plurality of shares is required for the election of directors. With certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.
Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.
Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law, and the court generally has discretion in such actions to permit the winning party to recover attorneys’ fees.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our ordinary shares by a U.S. Holder or a Non-U.S. Holder, as defined below. This discussion addresses only U.S. Holders and Non-U.S. Holders who purchase ordinary shares in connection with the offering and hold the ordinary shares as a capital asset within the meaning of Section 1221 of the Code. The following discussion, insofar as it addresses the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders of the ownership and disposition of our ordinary shares and discusses matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise herein or in the U.S. federal income tax opinion filed herewith, is the opinion of Kirkland & Ellis LLP, our U.S. tax counsel in connection with the preparation and filing of this registration statement, subject to the assumptions, qualifications and limitations stated herein and in the U.S. federal income tax opinion filed herewith. This discussion is general in nature and does not consider all aspects of U.S. federal income taxation (including the potential application of the Medicare contribution tax) that may be relevant to a U.S. Holder or Non-U.S. Holder in light of such U.S. Holder’s or Non-U.S. Holder’s personal circumstances or status. In particular, this discussion does not address the U.S. federal income tax consequences of owning our ordinary shares to U.S. Holders and Non-U.S. Holders subject to special treatment under the U.S. federal income tax law, such as:
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brokers or dealers in securities or currencies;

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traders that elect to mark their securities to market;

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tax-exempt entities;

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partnerships or other entities treated as partnerships for U.S. federal income tax purposes or investors therein;

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S corporations and any investors therein;

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persons who have ceased to be U.S. citizens or lawful permanent residents of the United States and other U.S. expatriates or other entities that were previously tax residents in the United States;

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regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, banks, thrifts, insurance companies or other financial institutions or financial service entities;

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persons that hold our ordinary shares as a position in a straddle or as part of a synthetic security or hedge, constructive sale, or conversion transaction or other integrated investment;

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persons that purchase or sell our ordinary shares as part of a wash sale for tax purposes;

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persons who own, actually or under applicable constructive ownership rules, 10% or more of our ordinary shares;

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U.S. Holders that have a functional currency other than the U.S. dollar;

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U.S. Holders that hold our ordinary shares through a non-U.S. broker or other non-U.S. intermediary;

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controlled foreign corporations;

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passive foreign investment companies;

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U.S. citizens or lawful permanent residents living abroad;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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foreign governments or international organizations, within the meaning of Section 892 of the Code; or

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retirement plans, individual retirement accounts or other tax-deferred accounts or any person acquiring our ordinary shares in connection with the performance of services.

Such U.S. Holders and Non-U.S. Holders may be subject to tax rules that differ significantly from those summarized below.
In addition, this discussion is based on provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, administrative guidance of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that the IRS will agree with this discussion or that a court would not sustain any challenge by the IRS in the event of litigation. In addition, this discussion does not address the consequences of any other U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws or the alternative minimum tax) or any applicable state, local or non-U.S. tax laws. You are urged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership and disposition of our ordinary shares.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if either (1) a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. Holder is referred to below as a “Non-U.S. Holder.” Special rules may apply to certain Non-U.S. Holders. Consequently, Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner or owner of an interest in such entity or arrangement will generally depend on the status of the partner and the activities of the partner and such entity or arrangement. Partners or owners of partnerships or other entities or arrangements classified as a partnership for U.S. federal income tax purposes considering the purchase of the ordinary shares should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF U.S. NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, IN LIGHT OF THEIR PARTICULAR SITUATION.
U.S. Federal Income Taxation of U.S. Holders
The following discussion is subject to the discussion of the “PFIC” rules below:
Distributions
Any distributions made by us with respect to our ordinary shares to a U.S. Holder will generally constitute dividends taxable as ordinary income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our ordinary shares (determined on a share-by-share basis), and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. So long as our stock is considered readily tradable on an established securities market in the United States, we expect that we will constitute a “qualified foreign corporation” and dividends received by certain non-corporate U.S. Holders should, subject to applicable limitations, qualify as “qualified dividend income” eligible for preferential rates. As noted below under “— PFIC Status,” if we were determined to be a PFIC (as defined below), however, we would not constitute a “qualified foreign corporation” and dividends received by non-corporate U.S. Holders would not qualify as “qualified dividend income” eligible for preferential rates.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on your circumstances, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. Notwithstanding the foregoing, if (a) we are 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of our earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sale, Exchange or Other Disposition of Ordinary Shares
A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized by the U.S. Holder from such disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period at the time of the sale, redemption or other taxable disposition of our ordinary shares is more than one year, in which case in the case of a non-corporate U.S. Holder, such long-term capital gain will generally be taxed at a lower rate than the tax rates applicable to ordinary income. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Any gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of ordinary shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange, retirement, redemption, or other taxable disposition of ordinary shares.
PFIC Status
The foregoing discussion assumes that we are not and will not become a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes.
A non-U.S. corporation generally will be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties and rents not derived in the active conduct of a business) or the average quarterly aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets. In determining whether we meet the 50% test, cash is considered a passive asset, and the total value of our assets generally will be treated as equal to the sum of the aggregate fair market value of our outstanding stock plus our liabilities. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.
We believe that we were not a PFIC for the 2019 taxable year and do not expect to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether we will be a PFIC in 2020 or for any future taxable year, in particular because our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time, and our revenues, which have been, and may continue to be, negatively impacted by the COVID-19 outbreak.
If we were found to be a PFIC for any taxable year in which a U.S. Holder held ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other disposition of ordinary shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. Holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.
If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds our ordinary shares, even if we ceased to meet the threshold requirements for PFIC status.
A U.S. Holder owning shares in a PFIC (or a corporation that might become a PFIC) may be able to avoid or mitigate the adverse tax consequences of PFIC status by making certain elections, including “qualified electing fund” or “mark-to-market” elections, if deemed appropriate based on guidance provided by its tax advisor. If we are found to be a PFIC, we will use reasonable efforts to provide any information reasonably requested by a U.S. Holder in order to make such elections.
U.S. Holders are urged to consult their tax advisors regarding the tax consequences that would arise if we were a PFIC.
U.S. Federal Income Taxation of Non-U.S. Holders
Distributions
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us on our ordinary shares unless the income is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, the dividends are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S. or a “fixed base”), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “— U.S. Federal Income Taxation of U.S. Holders,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange, Redemption, or other Taxable Disposition of Ordinary Shares
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our ordinary shares, unless either:
•
the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base”; or

•
the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the sections above under “— U.S. Federal Income Taxation of U.S. Holders,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
In general, payments of distributions on our ordinary shares to a non-corporate U.S. Holder and proceeds of a disposition of our ordinary shares by a non-corporate U.S. Holder will be subject to U.S. federal income tax information reporting requirements. Such amounts may also be subject to U.S. federal backup withholding if you are a non-corporate U.S. Holder and you:

•
fail to provide us with an accurate taxpayer identification number;

•
are notified by the IRS that you have become subject to backup withholding because you previously failed to report all interest or dividends required to be shown on your federal income tax returns; or

•
fail to comply with applicable certification requirements.

A Non-U.S. Holder that receives distributions on our ordinary shares, or sells our ordinary shares through the U.S. office of a broker, or a non-U.S. office of a broker with specified connections to the United States, may be subject to backup withholding and related information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or otherwise establishes an exemption.
Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.
Certain Reporting Requirements
Individual U.S. Holders (and to the extent provided in IRS guidance, certain individual non-U.S. Holders and certain U.S. Holders that are entities) who hold interests in any “specified foreign financial asset” (as defined in Section 6038D of the Code) are generally required to file an IRS Form 8938 as part of their U.S. federal income tax returns with information relating to the asset for each taxable year in which the average quarterly aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable U.S. Treasury regulations). “Specified foreign financial assets” generally include, among other assets, ordinary shares unless the shares are held through an account maintained with a U.S. “financial institution” (as defined in Section 1471(d)(5) of the Code). Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. You should consult your tax advisors regarding your reporting obligations under this legislation.

SELLING SHAREHOLDER
This prospectus relates to the resale of up to 46,577,947 ordinary shares, consisting of up to 36,363,600 ordinary shares issuable upon exchange for the $400 million aggregate principal amount of 2026 Exchangeable Notes issued on May 28, 2020 and up to 10,214,347 ordinary shares issuable upon exchange for the 2026 Exchangeable Notes that may be issued as payments of PIK Interest. On May 28, 2020, NCLC issued $400 million aggregate principal amount of its 2026 Exchangeable Notes to the selling shareholder in a private offering. The 2026 Exchangeable Notes are exchangeable at the selling shareholder’s option for NCLC’s redeemable preference shares. Upon exchange, such preference shares are immediately and automatically exchanged into our ordinary shares. We are registering the offer and sale of the ordinary shares to satisfy registration rights we have granted to the selling shareholder.
The selling shareholder may from time to time offer and sell any or all of the ordinary shares set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the “selling shareholder” in this prospectus, we mean the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling shareholder’s interest in our ordinary shares other than through a public sale.
The table below sets forth the number of ordinary shares beneficially owned by the selling shareholder as of June 30, 2020. The table also sets forth the number of ordinary shares issuable to the selling shareholder upon exchange for the 2026 Exchangeable Notes that may be issued as payments of PIK Interest. The 2026 Exchangeable Notes accrue interest at a rate of 7.0% per annum for the first year post-issuance (which will accrete to the principal amount; such accretion, the “PIK Interest”), 4.5% per annum interest (which will accrete as PIK Interest) plus 3.0% per annum cash interest for the following four years post issuance and 7.5% per annum in cash interest for the final year prior to maturity. Payments of the PIK Interest will increase the principal amount of the 2026 Exchangeable Notes and, as a result, the number of ordinary shares for which the 2026 Exchangeable Notes may be exchanged. The numbers of ordinary shares set forth in the table below are calculated based on the maximum exchange rate of 90.9090 ordinary shares per $1,000 principal amount of 2026 Exchangeable Notes. The actual exchange rate is, however, subject to adjustment. As a result, the number of ordinary shares issuable upon exchange of the 2026 Exchangeable Notes may increase or decrease in the future but in no event will be more than 90.9090 ordinary shares per $1,000 principal amount of 2026 Exchangeable Notes. The maximum exchange rate referred to above is subject to adjustment for any stock split, stock dividend or similar transaction.
Accordingly, the number of ordinary shares issuable upon exchange for the 2026 Exchangeable Notes and beneficially owned and offered by the selling shareholder pursuant to this prospectus may change from that set forth in the table below.
The information set forth below is based on information provided by or on behalf of the selling shareholder prior to the date hereof. Information concerning the selling shareholder may change from time to time. Because the selling shareholder is not obligated to sell the ordinary shares, we cannot state with certainty the amount of our ordinary shares that the selling shareholder will hold upon consummation of any such sales.
	Ordinary Shares Beneficially Owned Prior to the Offering		Ordinary Shares Being Offered Hereby	Ordinary Shares Beneficially Owned After Completion of the Offering(1)
Name of Selling Shareholder	Number	Percentage(2)		Number	Percentage(2)
LC9 Skipper, L.P.(3)(5)	36,363,600	12.0%	36,363,600	—	—%
PIK Interest(4)(5)	10,214,347	3.4%	10,214,347	—	—%

(1)
Assumes the sale of all ordinary shares offered pursuant to this prospectus.

(2)
The calculation of the percentage of outstanding ordinary shares is based on (i) 256,347,472 ordinary shares outstanding as of June 30, 2020 plus (ii) 46,577,947 ordinary shares issuable upon exchange for the 2026 Exchangeable Notes.

(3)
LC9 Skipper, L.P. is a Cayman Islands limited partnership. LC9 Managers Ltd., a Cayman Islands exempted company, serves as the general partner of LC9 Skipper, L.P. Scott A. Dahnke and J. Michael Chu are members of the managing board of LC9 Managers Ltd. By virtue of these relationships, LC9 Managers Ltd., Scott A. Dahnke and J. Michael Chu may be deemed to share voting and dispositive power with respect to the ordinary shares beneficially owned by LC9 Skipper, L.P. LC9 Managers Ltd., Scott A. Dahnke and J. Michael Chu expressly disclaim beneficial ownership of such ordinary shares. The address of LC9 Skipper, L.P. is 599 West Putnam Avenue, Greenwich, Connecticut 06830.

(4)
Reflects ordinary shares issuable to the selling shareholder upon exchange for the 2026 Exchangeable Notes that may, subsequent to the date of this prospectus, be issued as payments of PIK Interest. For the avoidance of doubt, the selling shareholder does not hold, beneficially own or have any claim to such ordinary shares that may be issued as payments of PIK Interest as of the date hereof.

(5)
Reflects the maximum number of ordinary shares issuable in exchange for all of the selling shareholder’s 2026 Exchangeable Notes, based on the maximum exchange rate of 90.9090 ordinary shares per $1,000 principal amount of 2026 Exchangeable Notes. The actual exchange rate is, however, subject to adjustment. As a result, the number of ordinary shares issuable upon exchange of the 2026 Exchangeable Notes may increase or decrease in the future but in no event will be more than 90.9090 ordinary shares per $1,000 principal amount of 2026 Exchangeable Notes. The maximum exchange rate referred to above is subject to adjustment for any stock split, stock dividend or similar transaction.

On May 5, 2020, the Company entered into an Investment Agreement, by and among the Company, NCLC and the selling shareholder (the “Investment Agreement”). Pursuant to the Investment Agreement, NCLC agreed to sell and issue to the selling shareholder up to $400 million in aggregate principal amount of 2026 Exchangeable Notes.
On May 28, 2020, the Company entered into an Investor Rights Agreement, by and among the Company, NCLC, the selling shareholder and certain of its affiliates (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, among other things, the selling shareholder is entitled to nominate one person who shall be appointed to our Board of Directors promptly following our 2020 annual general meeting of the shareholders, but in no event later than July 15, 2020. From and after May 28, 2020, until the first date (the “Fall Away Date”) on which the selling shareholder no longer beneficially owns in the aggregate at least 50% of the number of the Company’s ordinary shares issuable upon exchange of the 2026 Exchangeable Notes beneficially owned by the selling shareholder in the aggregate as of May 28, 2020 (subject to certain adjustments), the selling shareholder is entitled to nominate one person (the “Nominee”) for election at each general meeting of the Company at which the class of directors that the initial Nominee shall be designated is up for election and to designate one person to be a non-voting observer to our Board of Directors and any committee of our Board of Directors. In addition, until the later of (i) the Fall Away Date and (ii) May 28, 2021 (“Standstill Period”), the selling shareholder and its affiliates are subject to a voting agreement with respect to certain matters. During the Standstill Period, the selling shareholder and its affiliates are subject to customary standstill provisions. The Investor Rights Agreement also provides for customary registration rights for the selling shareholder and its affiliates, including demand and piggyback registration rights, beginning six months after May 28, 2020, and contains customary transfer restrictions.
The foregoing summaries of the Investment Agreement and Investor Rights Agreement do not purport to be complete and are subject qualified in their entirety by the full text of such agreement, which are filed herewith and are incorporated herein by reference.

PLAN OF DISTRIBUTION
The selling shareholder may offer and sell the ordinary shares covered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers, on a negotiated basis or otherwise;

•
through agents;

•
to or through underwriters, brokers or dealers (acting as agent or principals); or

•
through a combination of any of these methods.

In addition, the manner in which the selling shareholder may sell some or all of the ordinary shares covered by this prospectus includes any method permitted by law, including, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell all or a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

The selling shareholder may also enter into hedging transactions. For example, the selling shareholder may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from the selling shareholder to close out its short positions;

•
sell securities short and redeliver such shares to close out the short positions;

•
enter into option or other types of transactions that require the delivery of ordinary shares to the underwriters, a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•
loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The ordinary shares covered by this prospectus may be sold:
•
on any national securities exchange on which the ordinary shares may be listed at the time of sale;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling shareholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling shareholder or others to settle such sales and may use securities received from the selling shareholder to close out any related short positions. The selling shareholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of ordinary shares will state the terms of the offering of the ordinary shares, including:

•
the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities or other consideration and the net proceeds to be received by the selling shareholder from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchange or markets on which the securities may be listed; and

•
other material terms of the offering.

The offer and sale of the ordinary shares described in this prospectus by the selling shareholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

In addition to selling its ordinary shares under this prospectus, the selling shareholder may:
•
transfer its ordinary shares in other ways not involving market maker or established trading markets, including directly by gifts, distribution, or other transfer;

•
sell its ordinary shares under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•
sell its ordinary shares by any other legally available means.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling shareholder, underwriters, dealers, agents and remarketing firms that participate in the distribution of the ordinary shares may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling shareholder and any profits they receive on the resale of the ordinary shares may be treated as underwriting discounts and commissions under the Securities Act. The selling shareholder will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
The selling shareholder and other persons participating in the sale or distribution of the ordinary shares will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholder and any of its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.
The selling shareholder is not restricted as to the price or prices at which we or they may sell the ordinary shares. Sales of such ordinary shares may have an adverse effect on the market price of the ordinary shares. Moreover, it is possible that a significant number of ordinary shares could be sold at the same time, which may have an adverse effect on the market price of the ordinary shares.

We cannot assure you that the selling shareholder will sell all or any portion of the ordinary shares offered hereby.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the ordinary shares for their own account. The underwriters may resell the ordinary shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholder may offer the ordinary shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of ordinary shares, the obligations of the underwriters to purchase the offered ordinary shares will be subject to certain conditions contained in an underwriting agreement that the selling shareholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the ordinary shares of the series offered if any of the ordinary shares are purchased, unless otherwise specified in connection with any particular offering of ordinary shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
The selling shareholder may designate agents to sell the ordinary shares. Unless otherwise specified in connection with any particular offering of ordinary shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholder may also sell the ordinary shares to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling shareholder. These firms will remarket the ordinary shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the ordinary shares. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling shareholder and its compensation.
In connection with offerings made through underwriters or agents, the selling shareholder may enter into agreements with such underwriters or agents pursuant to which the selling shareholder receives outstanding ordinary shares in consideration for the ordinary shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell ordinary shares covered by this prospectus to hedge their positions in these outstanding ordinary shares, including in short sale transactions. If so, the underwriters or agents may use the ordinary shares received from the selling shareholder under these arrangements to close out any related open borrowings of ordinary shares.
In connection with the offering of securities, the selling shareholder may grant to underwriters an option to purchase additional securities with an additional underwriting commission.
Dealers
The selling shareholder may sell the ordinary shares to dealers as principals. The selling shareholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such ordinary shares to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling shareholder at the time of resale. Dealers engaged by the selling shareholder may allow other dealers to participate in resales.
Direct Sales
The selling shareholder may choose to sell the ordinary shares directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
The selling shareholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase ordinary shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
The selling shareholder will enter into such delayed contracts only with institutional purchasers that the selling shareholder approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We or the selling shareholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling shareholder in the ordinary course of business. This includes commercial banking and investment banking transactions.
Pursuant to the Investor Rights Agreement, we have agreed to indemnify, in certain circumstances, the selling shareholder against certain liabilities, including liabilities under the Securities Act.
Market-Making, Stabilization and Other Transactions
In connection with any offering of ordinary shares, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell ordinary shares in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of ordinary shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of ordinary shares made in an amount up to the number of ordinary shares represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of ordinary shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of ordinary shares, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of ordinary shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
We have agreed to pay certain expenses, other than underwriting discounts and commissions, associated with sales of ordinary shares by the selling shareholder. The selling shareholder will pay any underwriting discounts or selling commissions.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Walkers (Bermuda) Limited will pass upon the validity of any ordinary shares sold under this prospectus. Kirkland & Ellis LLP, New York, New York, will pass upon certain matters relating to U.S. federal income tax considerations.

EXPERTS
The financial statements incorporated in this prospectus by reference to Norwegian Cruise Line Holdings Ltd.’s Current Report on Form 8-K dated July 8, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Norwegian Cruise Line Holdings Ltd. for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the removal of substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements, and an emphasis of matter paragraph relating to the impact of COVID-19, and the Company’s liquidity and management plans, as described in Note 2 of the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	94,435.67
Accounting fees and expenses	75,000.00*
Legal fees and expenses	75,000.00*
Printing fees	10,000.00*
Miscellaneous	5,000.00*
Total	$259,435.67*

*
Estimated.

Item 15.
Indemnification of Directors and Officers.

The Companies Act 1981 of Bermuda (the “Companies Act”) requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void.
We have adopted provisions in our bye-laws that, subject to certain exemptions and conditions, require us to indemnify to the full extent permitted by the Companies Act each person who is involved in legal proceedings by reason of the fact that person is or was a director, officer or resident representative of the registrant, or is or was serving at the request of the registrant as a director, officer or resident representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) incurred and suffered by the person in connection therewith. We are also required under our bye-laws to advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, provided if the Companies Act requires, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified. In addition, the bye-laws specifically provide that the indemnification rights granted thereunder are non-exclusive.
In addition, we have entered into separate contractual indemnification arrangements with our directors. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstance and subject to limitations substantially similar to those described above. Section 98A of the Companies Act and our bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We expect to continue to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.
Any underwriting agreement which may be filed as an exhibit to a post-effective amendment to this registration statement or incorporated herein by reference to documents to be filed with the U.S. Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, may contain provisions regarding the indemnification of the registrant’s directors and officers against certain liabilities under the

Securities Act and regarding contribution with respect to payments that the underwriters, dealers or agents or their controlling persons may be required to make in respect of those liabilities.
Item 16.
Exhibits.

The following exhibits are filed as part of this registration statement:
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Memorandum of Association of Norwegian Cruise Line Holdings Ltd. (incorporated herein by reference to Exhibit 3.1 to amendment no. 5 to Norwegian Cruise Line Holdings Ltd.’s registration statement on Form S-1, filed on January 8, 2013 (File No. 333-175579)).
4.2	Amended and Restated Bye-Laws of Norwegian Cruise Line Holdings Ltd., effective as of June 13, 2019 (incorporated herein by reference to Exhibit 3.2 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K, filed on June 14, 2019 (File No. 001-35784)).
4.3	Form of Certificate of Ordinary Shares (incorporated herein by reference to Exhibit 4.7 to amendment no. 5 to Norwegian Cruise Line Holdings Ltd.’s registration statement on Form S-1, filed on January 8, 2013 (File No. 333-175579)).
4.4	Deed of Trust, dated January 24, 2013, by and between Norwegian Cruise Line Holdings Ltd. and State House Trust Company Limited (incorporated herein by reference to Exhibit 9.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K, filed on January 30, 2013 (File No. 001-35784)).
4.5	Investment Agreement, dated May 5, 2020, by and among Norwegian Cruise Line Holdings Ltd., NCL Corporation Ltd. and LC9 Skipper, L.P. (incorporated herein by reference to Exhibit 10.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K, filed on May 11, 2020 (File No. 001-35784)).
4.6	Investor Rights Agreement, dated May 28, 2020, by and among Norwegian Cruise Line Holdings Ltd., NCL Corporation Ltd. and LC9 Skipper, L.P. (incorporated herein by reference to Exhibit 10.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K, filed on May 28, 2020 (File No. 001-35784)).
5.1**	Opinion of Walkers (Bermuda) Limited.
8.1***	Tax opinion of Kirkland & Ellis LLP.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of Walkers (Bermuda) Limited (included in Exhibit 5.1).
23.3***	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).
24.1**	Power of Attorney.

*
To be filed, if necessary, by amendment or incorporated by reference as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, in connection with the offering of ordinary shares.

**
Previously filed.

***
Filed herewith.

Item 17.
Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 24th day of July, 2020.
NORWEGIAN CRUISE LINE HOLDINGS LTD.
By:	/s/ Frank J. Del Rio
Name:	Frank J. Del Rio
Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on July 24, 2020.
Signature	Title
/s/ Frank J. Del Rio Frank J. Del Rio	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Mark A. Kempa Mark A. Kempa	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Faye L. Ashby Faye L. Ashby	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Adam M. Aron	Director
* John Chidsey	Director
* Chad A. Leat	Director
* David M. Abrams	Director
* Stella David	Director
* Russell W. Galbut	Director
* Pamela Thomas-Graham	Director
* Mary E. Landry	Director
Scott A. Dahnke	Director
/s/ Daniel S. Farkas Daniel S. Farkas	Authorized Representative in the United States
* By: /s/ Frank J. Del Rio Frank J. Del Rio Attorney-in-Fact